UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

IASIS HEALTHCARE LLC
(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In response to investor inquiries and industry focus with respect to a complaint filed by Tenet Healthcare Corporation (“Tenet”) against Community Health Systems, Inc. (“CHS”) on April 11, 2011, IASIS Healthcare LLC (“IASIS”) is disclosing information regarding its Medicare observation rates and its hospitals’ use of McKesson Corporation’s InterQual Criteria (“InterQual”).

For the fiscal year ending September 30, 2009, the Medicare observation rate for Medicare patients at IASIS’ acute care hospitals was 11.6%, compared to the national average observation rate of 12.6% cited by Tenet in its complaint. As used herein, “Medicare observation rate” means the percentage derived by dividing the number of Medicare outpatient observation claims in a given period by the sum of Medicare outpatient observation claims in such period plus Medicare inpatient claims in such period, excluding from the calculation the results of any non-acute care hospitals.

While its Medicare observation rate is not something it customarily reports, IASIS believes this is substantially the same methodology used by Tenet in its complaint. To best emulate Tenet’s methodology, IASIS’ calculation of its observation rates excludes St. Luke’s Behavioral Hospital in Phoenix, Arizona, its one non-acute care psychiatric hospital. IASIS’ computation is based on patient discharge data for its acute care hospitals.

With respect to patient admission criteria, IASIS recognizes that the physician or other licensed care provider is professionally responsible for determining whether a patient should be admitted to a hospital for inpatient care or treated on an outpatient observation basis. To support this clinical decision-making process, IASIS hospitals use InterQual.

Some of the statements made by IASIS in this Current Report on Form 8-K are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding IASIS’ intent, belief or expectations including, but not limited to, IASIS’ understanding of the calculation methodologies used by Tenet with respect to Medicare observation rates, IASIS’ articulated objectives and expectations and other statements contained herein that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and in IASIS’ other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

By:	/s/ John M. Doyle

John M. Doyle
Chief Financial Officer

Date: April 13, 2011